UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2017

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2017, the Board of Directors of Unilife Corporation (the “Company”) appointed Dennis Pyers, the Company’s Senior Advisor, Special Projects, as Interim Chief Financial Officer and Interim Chief Accounting Officer, effective as of June 9, 2017.

Dennis Pyers, age 56, CPA, has served as our Senior Advisor, Special Projects, since July, 2016.  Prior to that, Mr. Pyers served as the Company’s Senior Vice President, Controller, Treasurer and Chief Accounting Officer since February 2015. From March 2014 to February 2015, he served as Vice President, Controller & Interim Chief Financial Officer and, from 2010 to 2014, he served as our Chief Accounting Officer, Vice President and Controller. Prior to that, from May 2009 to June 2010, Mr. Pyers served as an independent consultant, including as a consultant to us from May 2010 to June 2010. Before joining us, Mr. Pyers spent over twenty-five years with KPMG LLP, including serving as a partner from 2002 to 2009, providing a broad range of financial reporting, auditing, accounting and business advice to clients in the industrial markets and consumer products industries. He is a certified public accountant licensed in Pennsylvania, Maryland and New Jersey.

No material plan, contract, or arrangement was entered into or materially amended in connection with Mr. Pyers’ appointment as the Company’s Interim Chief Financial Officer and Interim Chief Accounting Officer, and there was no grant or award to Mr. Pyers or modification thereto under any such plan, contract, or arrangement in connection with such appointment. Mr. Pyers is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Pyers and any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: June 14, 2017	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer